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                                                                   EXHIBIT 10.29

                        EXECUTIVE EMPLOYMENT AGREEMENT

          This Executive Employment Agreement ("Agreement"), dated as of November 1, 1996 (the "Effective Date"), is executed by and between Irata, Inc., a Texas corporation with offices at 8554 Katy Freeway, Suite 100, Houston, Texas 77024 (the "Company"), and Lance P. Wimmer, residing at 16323 Red Cedar Trail, Dallas, Texas 75248 ("Executive").

          The Company desires to retain Executive as President, Chief Executive Officer and Chairman of the Board of Directors ("Board") of the Company and to perform executive management services for the Company, and Executive desires to assume such offices and perform such services, on the terms and conditions hereinafter set forth.

          1. Term. The Company agrees to employ Executive, and Executive agrees to serve in the capacity described in Section 2 below, on the terms and conditions set forth in this Agreement, for an initial period of two (2) years commencing upon the Effective Date and from month to month thereafter until terminated in accordance with the provisions herein contained (the "Employment Period"). Either the Company or the Executive may terminate this Agreement after the expiration of the first twenty-four months of employment by written notice to the other party in accordance with provisions hereof at least sixty days prior to the date fixed for termination by such notice.

          2. Duties and Services. During the Employment Period, Executive shall be employed in the business of the Company as its President, Chief Executive Officer and Chairman of the Board. The Board shall nominate Executive to serve as a member of the Board at each election of Board members occurring during the term of this Agreement. The failure of the shareholders of the Company to elect Executive as a member of the Board shall not result in a termination of this Agreement. In performance of his duties, Executive shall be subject to the direction of the Board, and Executive agrees to his employment as described in this Section 2. Excepting disabilities, illness, and vacation as provided as in
             Section 3(e) below, Executive agrees to devote such time necessary or desirable to perform his duties under this Agreement and to achieve the Company's plans and goals as established by the Board with Executive from time to time ("Company's Business Plan"). In performing his duties to the Company hereunder, Executive shall be available for reasonable travel as the needs of the business require. Provided that Executive is performing in full and in a timely manner the material aspects of his duties and responsibilities to the Company, Executive shall have the right to devote time to Executive's business known as Wimmer Associates, Inc.

          3. Compensation and Other Benefits.

             (a) Annual Base Salary. As compensation for his services hereunder, the Company shall pay to Executive, during the Employment Period, an annual base salary ("Annual Base Salary") equal to One Hundred Thirty-Five Thousand Dollars ("$135,000.00). Executive's Annual Base salary shall be payable every two weeks in twenty-six (26) equal installments.

             (b) Incentive Compensation. In order to provide an incentive to
                 Executive to render his very best efforts on behalf of the Company and to achieve the goals for the Company contained in its Business Plan, the Company shall establish a bonus pool for the benefit of Executive in the sum of no less than Forty
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                 Thousand Dollars ($40,000.00) (the "Incentive Pool") per each year of the Employment Period. The Board shall establish an "Incentive Award Program" to award to Executive annually incentive compensation ("Incentive Compensation") in the sum of no less than Forty Thousand Dollars ($40,000.00) from the Incentive Pool based on Executive's performance and achievement of the Company's Business Plan. Incentive Compensation, as earned and paid under the Incentive Award Program, shall be deemed fully vested upon award.

             (c) Additional Bonuses/Incentive Programs. Executive shall have the right to participate in such other bonus or incentive programs established by the Company from time to time as an incentive to its senior executives, managers and key employees ("Other Bonus Plans"). Such participation shall be on the terms and conditions set forth in such Other Bonus Plans.

             (d) Other Benefits. Executive shall be entitled to participate in all group health and insurance programs and all other fringe benefit or retirement plans or additional compensation which the Company may hereafter, in its sole and absolute discretion, elect to make available to its senior executives, managers, and key employees generally, provided Executive meets the general qualifications therefor as established for such benefit. Nothing in this Subsection (d) shall obligate the Company to establish any such programs or plans just for Executive.

             (e) Vacation. Executive shall be entitled to three (3) weeks of paid vacation per year during the Employment Period.

             (f) Directors and Officers Liability Insurance. The Company shall take out and maintain directors and officers liability insurance with coverage in an amount of not less than Two Million Dollars ($2,000,000.00) and providing for reimbursement of attorneys' fees and costs in the sum of not less than Three Hundred Thousand Dollars ($300,000.00). Proof of such insurance shall be provided to Executive prior to the commencement of the Employment Period. If such insurance has not been obtained prior to the commencement of the Employment Period, Executive shall have the right to terminate this Agreement immediately upon written notice to the Company or may elect to commence the Employment Period if such insurance is forthcoming within a reasonable period of time and will relate back to the commencement of the Employment Period. If such insurance is not obtained after the Employment Period commences, Executive may at any time give ten (10) days prior written notice of his intent to terminate this Agreement. Upon such notice of termination, this Agreement shall be null and void and neither party shall have any further rights or obligations hereunder except as otherwise provided in this Agreement.

             (g) Stock Option. Contemporaneously with the commencement of the
                 Employment Period and subject to the vesting schedule set forth below, the Company shall grant to Executive pursuant to the Company's Employee Stock Option Plan an option ("Option") to acquire Three Hundred Thousand (300,000) shares of the Company's common stock, $.10 par value ("Company's Stock"), at a purchase price equal to 50 cents per share. Executive's Option shall be deemed fully vested and shall become exercisable as follows:

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                 (i)   On the Effective Date Executive shall be vested with
                       respect to 50,000 shares and shall be vested with an additional 41,667 shares after each ninety days thereafter until the Executive is fully vested with respect to the Options.

                 (ii) On August 1, 1997, Executive's Option shall be exercisable as to the One Hundred Seventy-five Thousand and One (175,001) shares that are then fully vested;

                 (iii) Thereafter, an additional twenty-four thousand (24,000)
                       shares shall become exercisable on October 30, 1997, an additional fifty-nine thousand, three hundred thirty three (59,333) shares shall become exercisable on January 28, 1998 and the final Forty-one Thousand, Six Hundred Sixty six (41,666) shares shall become exercisable on April 28, 1998 when all unexercised shares shall be deemed fully vested and exercisable.

     The Company will use best efforts to register Executive's Option as part of or at the same time as Company registers Company's Employee Stock Option Plan. If such registration has not been filed with the applicable regulatory authorities on or about August 1, 1997, then Executive shall have the right thereafter to demand registration of Executive's Option. Any registration shall be at the Company's cost and expense.

             (h) Change in Control. In the event of a "change in control" (as defined in Exhibit "A" hereto): (i) Executive's Option shall be deemed fully vested as to all Three Hundred Thousand (300,000) shares of Company's Stock notwithstanding any vesting schedule set forth in Section 3(g) above, (ii) Executive's Option shall be fully exercisable on the later of the date of change of control or August 1, 1997 and (iii) Executive's right to receive any unpaid portion of his Annual Base Salary for the initial twenty-four month term or any unpaid Incentive Compensation shall survive any termination of his employment by reason of such change in control.

             (i) Review of Compensation and Benefits. No later than sixty (60)
                 days prior to the expiration of the first twelve (12) month period of the Employment Period, the parties shall meet to discuss the current terms and conditions of Executive's employment. The parties shall negotiate in good faith Executive's Annual Base Compensation, Incentive Compensation and other benefits. In no event shall Executive's Annual Base Compensation and minimum Incentive Compensation increase for the second twelve months by less than five percent (5%). Any changes to this Agreement shall be set forth in writing and signed by the parties. In the event that the parties are unable to agree on new or different terms and conditions of employment, the Agreement shall continue in full force and effect on the same terms and conditions as then otherwise in effect except during the second twelve months the Base Compensation and minimum Incentive compensation shall increase by 5%.

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     4.   Expenses.

          (a) General Business Expenses. In performing his duties to the Company hereunder, Executive shall be available for reasonable travel. The Executive shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder upon submission and approval of written statements and bills in accordance with the then-regular procedures of the Company.

          (b) Commuting and Living Expenses. In addition to the foregoing general business expense reimbursements, Executive shall be entitled to commuting and local living expenses in an amount not to exceed Three Thousand Dollars ($3,000.00) per month to reimburse Executive dollar-for-dollar for his out-of-pocket costs for commuting between Houston, Texas, and Dallas, Texas. Such expenses shall include hotel, car rental, meals, parking, telephone and laundry. Such expenses shall be reimbursed no less than twice monthly, based on such receipts provided by Executive. Expenditures in an amount less than Twenty-Five Dollars ($25.00) shall not require a receipt.

          (c) Legal Fees. Upon execution of this Agreement, the Company shall reimburse Executive for his legal fees up to the sum of Two Thousand Five Hundred Dollars ($2,500.00) incurred in connection with the negotiation, documentation and consummation of this Agreement.

     5. Representations and Warranties of Executive. Executive represents and warrants to the Company that (a) Executive is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Executive is under no physical or mental disability that would hinder his performance of duties under this Agreement.

     6. Non-Competition. In view of the unique and valuable service it is expected Executive will render to the Company, Executive's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the Company it is expected Executive will obtain, and in consideration of the compensation to be received hereunder and of the shares of Company's Stock being sold to Executive, Executive agrees that he will not during the Employment Period and for a period of two years thereafter, "Participate in" (hereinafter defined in this Section 6) any other business or organization, if such business or organization is now or shall then be competing with or of a nature similar to the business of the Company. The provisions of this
         Section 6 will not be deemed breached merely because Executive owns not more than five percent (5%) of the outstanding common stock of a competing corporation if, at the time of its acquisition by Executive, such stock is listed on the New York Stock Exchange or the American Stock Exchange or a regional securities exchange, is reported on NASDAQ or NMS, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The term "Participate in" shall mean: "directly or indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in connection with a competing business or

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         organization." During the Employment Period and two years thereafter,
         Executive will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Company any of its suppliers, customers, or employees. For a two (2) year period after the termination of this Agreement, with the exception of John Stuecheli, Executive will not directly or indirectly employ any person who was an employee of the Company within a period of one (1) year after such person leaves the employ of the Company.

     All parties recognize that the services to be rendered under this Agreement by each Executive are special, unique, and of extraordinary character, and that in the event of the breach by Executive of the terms and conditions of this Agreement to be performed by him, that the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity to obtain damages for any breach of the covenants herein contained, or to enforce a specific performance thereof by Executive, but nothing herein contained shall be construed to prevent such remedy in the courts, in case of any breach of this Agreement by Executive, as the Company may elect to invoke. Executive agrees to waive and hereby waives any requirement for the securing of any bond in connection with the obtaining of such injunction or other equitable relief.

     All parties recognize that the covenant not to compete required by the Company of the Executive constitutes a restraint of the future employment, business and trade rights of such Executive and as such, is enforceable only to the extent necessary to protect and preserve to the Company the valuable goodwill and proprietary rights of the Company as they now exist and as they may be developed in the future by Executive and others on behalf of the Company.
The Parties, in preparing this Agreement, and Executive, in considering its terms and conditions, recognize that the business of the Company and thus its protectable and valuable good will and proprietary rights are not restricted to a single geographical area but extend to many different markets. Many Employees of the Company will have responsibilities restricting their activities on behalf of the Company to the single small geographical market area surrounding their place of employment. The Company and Executive have entered into the employment or consulting relationship with the expectation that as the skills and responsibilities of Executive increase, such Executive may develop relationships in other markets which will constitute a part of the growing goodwill of the Company. The obligation of Executive not to compete has been limited to those markets of the Company where Executive has had some contact with the product, process of service offered by the Company in that market. The restriction or restraint on such Executive's business activities is similarly limited in time to the expiration of two years after termination of the employment relationship with the Company. Accordingly, the Company and Executive agree that the restrictive covenant not to compete is limited to that necessary to protect the goodwill and proprietary rights of the Company. Executive agrees that the restrictions contained herein will not, in all likelihood, constitute a serious hardship in securing future employment. The Company agrees that in the event of an unexpected undue hardship to Executive resulting from application of the provisions hereof, it shall make every reasonable effort to minimize the inconvenience to Executive as far as is consistent with the protection of the goodwill and proprietary rights of the Company.

     In the event any court shall finally hold that any provision stated in this Agreement constitute unreasonable restrictions upon Executive, the parties hereby agree that the provisions hereof shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially indicate constitutes a reasonable restriction under the circumstances. In so holding, if the court shall fail to indicate an alternative restriction of time or territory, then the parties hereby expressly agree to submit this matter to arbitration with the American Arbitration Association, for the purposes of determining a reasonable restriction under the circumstances as will protect the goodwill of the Company and will not unreasonable restrict

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Executive.

     7. Patents, etc. Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs and processes which Executive now or hereafter, during the period he is employed by the Company under this Agreement or otherwise, and for six (6) months thereafter may own, conceive of, or develop and either relating to the fields in which the Company may then be engaged or contemplates (as demonstrated by the records of the Company) being engaged or conceived of or developed utilizing the time, material, facilities, or information of the Company ("Such Inventions") shall belong to the Company. As soon as Executive owns, conceives of, or develops any Such Inventions, he agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense, forthwith upon request of the Company, Executive shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Executive's right, title and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges and encumbrances arising from the acts of Executive ("Liens") (Executive to take such action, at his expense, as is necessary to remove all such Liens if caused by Executive's acts and not operation of law) and (b) if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

     8. Confidential Information. All confidential information which Executive may now possess, may obtain during or after the Employment Period, or may create prior to the end of the period he is employed by the Company under this Agreement or otherwise relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Employment Period in the business and for the benefit of the Company. Executive shall return all physical evidence of such confidential information to the Company prior to or at the termination of his employment. As used in this Section 8, "confidential information" shall mean any information except that information available to competitors or which is generally available to the public or which was in the possession of Executive prior to the Employment Period.

     9. Life Insurance. If requested by the Company, Executive shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of the Executive.

     10. Termination. Notwithstanding anything herein contained, if on or after the Commencement Date and prior to the end of the Employment Period:

         (a) Grounds for Termination. Either (i) Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three (3) months, as mutually determined by the Board of Directors and Executive's attending physician(s), (ii) Executive shall be convicted of a crime of moral turpitude or a felony, (iii) Executive shall breach any fiduciary duty to the Company, or (iv) Executive shall breach any material term of this Agreement and fail to correct such breach within ten (10)

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             days after notice by the Company to Executive of his commission of the same, then, and in each such case, the Company shall have the right to give notice of termination of Executive's services hereunder as of a date (not earlier than ten (10) days from such notice) to be specified in such notice, and this Agreement shall terminate on the date so specified and shall be deemed terminated for "Cause." Nothing contained in this Section 10 shall be deemed to limit any other right the Company may have to terminate Executive's employment hereunder upon any ground permitted by law.

         (b) Termination on Death. If Executive shall die, then this Agreement shall terminate on the date of Executive's death, whereupon his estate shall be entitled to receive his Annual Base Salary, prorated to the date on which termination shall take effect, and all Incentive Compensation awarded under Paragraph 3.6 in full. Furthermore, Executive's Option shall vest in full as of the date of death. If this Agreement is terminated as a result of Executive's death, and if the Company shall not, at the date of such death, be providing life insurance coverage for the benefit of Executive's estate, Executive's estate shall also be entitled to receive a payment in the amount of six (6) installments of Annual Base Salary.

         (c) Effect on Compensation. In the event of termination of Executive's employment during the first twenty-four months of employment hereunder for all other reasons other than voluntary termination by the Executive, by reason of death or "for cause" (as defined herein), (i) Executive shall be entitled to receive as severance compensation in one lump sum payment any unpaid portion of his total Annual Base Salary for the entire first twenty-four months of the Employment Period and the full amount of any unpaid Incentive Compensation awarded under Section 3(b) above; and (ii) Executive's Option shall be deemed fully vested. All other compensation and benefits upon termination shall be paid to Executive in accordance with such Company plans and policies governing such compensation and benefits.

         (d) Effect on Compensation on Termination for Cause or Voluntary Termination. In the event of termination "for cause," or voluntary termination by Executive, the Executive shall be entitled to receive his Annual Base Salary, prorated through the effective date of such termination, plus any unpaid Incentive Compensation already awarded and any portion of Executive's Option vested to date. Any portion of Executive's Option not fully vested by the termination date shall be deemed terminated, null and void as to the portion not so vested. All other compensation and benefits shall be paid to Executive in accordance with such Company plans and policies governing such compensation and benefits. For the purposes of this Agreement, termination "for cause" shall mean termination pursuant to the grounds specified in Sections 10(a)(ii), (iii) and (iv) above.

     11. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive Executive's termination of employment as provided herein.

     12. Entire Agreement; Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

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     13. Notice. All notices and other communications provided for in this
         Agreement shall be in writing and shall be deemed to have been duly given when: (i) delivered personally and evidenced by a signed receipt for such delivery; (ii) mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed as set forth below; or (iii) mailed by a nationally recognized courier service (e.g., Federal Express, DHL, etc.) and addressed as st forth below. Notice shall be deemed given when indicated as received or refused on the applicable receipt. Any address set forth below may be changed by a party by written notice given in accordance with this Section.

               If to Executive:     Lance P. Wimmer
                                    16323 Red Cedar Trail
                                    Dallas, Texas  75248

               If to Company:       Irata, Inc.
                                    8554 Katy Freeway, Suite 100
                                    Houston, Texas  77024
                                    Attn:  Sue Camp, Corporate Secretary

     14. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing, signed by both parties.

     15. Binding Effect. Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise. Such rights shall not be subject to commutation, encumbrance, or the claims of Executive's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Executive and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

     16. No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

     17. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     18. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflict of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date.

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

                              IRATA, INC., a Texas corporation


                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


                              ---------------------------------------
                              Lance P. Wimmer

                                       9
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                                  EXHIBIT "A"

                               CHANGE IN CONTROL

          A "Change in Control" shall be deemed to have occurred if at any time during the Employment Period any of the following events occur:

          (a) The Company is merged, consolidated or reorganized into or with another person or legal entity ("Acquiring Entity") and as a result of such merger, consolidation or reorganization less than fifty-one percent (51%) of the combined voting power of the then-outstanding securities of the Acquiring Entity immediately after such transaction are held in the aggregate by the holders of the voting securities of the Company immediately prior to such transaction; or

          (b) The Company sells all or substantially all of its assets or all of its outstanding securities to an Acquiring Entity in whom less than fifty-one percent (51%) of the combined voting power of the then-outstanding voting securities are held in the aggregate by the holders of the voting securities of the Company immediately prior to such sale; or

          (c) The Company files a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in
              Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing ten percent (10%) or more of the outstanding stock of the Company; or

          (d) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of
              Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

          (e) There is a significant adverse change in the nature or scope of the authorities, powers, functions or duties attached to the position of Executive; or

          (f) The Company files for bankruptcy protection.

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